EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)

                                                                       March 31
                                                             -----------------------------
                                                                 2001            2000
                                                             -------------   -------------
 Income before Cumulative Effect of Accounting Change        $    176,079    $    125,934
 Cumulative effect of accounting change, net of tax                (6,018)            -0-
                                                             -------------   -------------
 Net Earnings                                                $    170,061    $    125,934
                                                             =============   =============

 Weighted Average Shares                                      158,478,170     159,958,610
     Add:   Options outstanding at period end                   6,121,905       5,589,129
     Less:  Shares assumed purchased back with
            proceeds of options exercised                       3,905,178       4,715,964
                                                             -------------   -------------
 Diluted Average Shares Outstanding                           160,694,897     160,831,775
                                                             =============   =============

 Basic Earnings Per Share before
     Cumulative Effect of Accounting Change                   $     1 .11    $        .79
 Cumulative effect of accounting change, net of tax                  (.04)            .00
                                                             -------------   -------------
 Basic Earnings Per Share                                     $      1.07    $        .79
                                                             =============   =============

 Diluted Earnings Per Share before
     Cumulative Effect of Accounting Change                   $      1.10    $        .78
 Cumulative effect of accounting change, net of tax                  (.04)            .00
                                                             -------------   -------------
 Diluted Earnings Per Share                                   $      1.06    $        .78
                                                             =============   =============